Exhibit 99.2

CONSENT OF

CREDIT SUISSE FIRST BOSTON LLC

Board of Directors

Ashland Inc.

50 E. RiverCenter Boulevard

Covington, KY 41012-0391

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated March 18, 2004, to the Board of Directors of Ashland Inc. (“Ashland”) as (i) Exhibit 99.4 to the Registration Statement on Form S-4 of ATB Holdings Inc. and New EXM Inc., and as Annex I to the Proxy Statement/Prospectus which forms a part thereof, and (ii) Exhibit 99.1 to the Registration Statement on Form S-4 of Marathon Oil Corporation (“Marathon”), and as Annex I to the Proxy Statement/Prospectus which forms a part thereof, in each case relating to the proposed transaction involving Ashland and Marathon, and references made to such opinion in each such Proxy Statement/Prospectus under the captions “Summary – Opinion of Ashland’s Financial Advisor”, “The Transactions – Background of the Transactions”, “The Transactions – Ashland’s Reasons for the Transactions” and “The Transactions – Opinion of Ashland’s Financial Advisor”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON LLC

By:	/S/ GERALD LODGE
Name: Gerald Lodge
Title: Managing Director

October 12, 2004